EXHIBIT 31.3

RULE 13a‑14a/15d‑14(a) CERTIFICATION OF THE

CHIEF EXECUTIVE OFFICER

I, Rami S. Ramadan, the Chief Executive Officer of Trans World Corporation, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10‑K/A of Trans World Corporation; and
2.

Based on my knowledge, this Form 10-K/A does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Form 10-K/A.

Date: April 27, 2018	By:	/s/ Rami S. Ramadan
Chief Executive Officer
(Principal Executive Officer)